Exhibit 99.1

NextCure Provides Business Update and

Reports Second Quarter 2025 Financial Results

–	Announced strategic partnership with Simcere Zaiming for Phase 1 program SIM0505 (CDH6 ADC) with plans to dose the first SIM0505 patient in the United States this quarter
–	Currently in cohort 4 of the Phase 1 trial of LNCB74 (B7-H4 ADC) in multiple cancers
–	Plan to provide SIM0505 and LNCB74 program updates by the fourth quarter of 2025, along with proof of concept data readouts in the first half of 2026

BELTSVILLE, Md. – August 7, 2025 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class, and best-in-class therapies to treat cancer, today provided a business update and reported second quarter 2025 financial results.

“Our recent strategic acquisition of the global rights, excluding greater China, for SIM0505 targeting CDH6 (cadherin-6 or K-cadherin) positions us uniquely within the antibody-drug conjugate (“ADC”) field. We now are developing ADCs against two clinically validated targets leveraging two distinct payloads, a Topoisomerase 1 Inhibitor (SIM0505) and a Tubulin Inhibitor (LNCB74),” said Michael Richman, NextCure’s president and CEO. “We are on track to dose our first SIM0505 patient in the United States this quarter and plan to provide program updates on both SIM0505 and LNCB74 by the fourth quarter of 2025, along with proof of concept data readouts in the first half of 2026.”

Business Highlights and Near-Term Milestones

LNCB74 (B7-H4 ADC)

●	First patient dosed in January 2025 in the Phase 1 trial, cleared cohort 3 in June 2025.
●	Currently treating patients in cohort 4.
●	Plan to initiate backfill cohorts in the second half of 2025.
●	Plan to provide a program update by the fourth quarter of 2025 and proof of concept data readout in the first half of 2026.

SIM0505 (CDH6 ADC)

●	Acquired global rights, excluding greater China, where Simcere Zaiming will retain rights.
●	Phase 1 clinical trial ongoing in China with initial data as of April 16, 2025 reporting clinical activity in cohort 1 with a partial response based on a six-week assessment.
●	Investigational New Drug application transferred to NextCure in June 2025, with anticipated first patient dosed in the US within the third quarter of 2025.

●	Plan to provide a program update by the fourth quarter of 2025 and a proof of concept data readout, including data from Simcere Zaiming’s ongoing Phase 1 trial, in the first half of 2026.

Assets For Which We Are Seeking Partners

●	Clinical programs NC410 (LAIR-2 fusion) and NC525 (LAIR-1 antibody).
●	Preclinical data for NC181 (ApoE4), a humanized antibody for the treatment of Alzheimer’s disease, have demonstrated amyloid clearance, prevention of amyloid deposition, plaque clearance and reduced neuroinflammation.
●	Preclinical data for NC605 (Siglec-15), a humanized antibody for the treatment of osteogenesis Imperfecta (OI), have demonstrated that NC605 treatment reduced bone loss and enhanced bone quality in mice with OI.

Other

●	Simcere Zaiming US affiliate $2.0 million equity investment in NextCure in June 2025.
●	Regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing.

Financial Results for Quarter Ended June 30, 2025

●	Cash, cash equivalents, and marketable securities as of June 30, 2025 were $35.3 million as compared to $68.6 million as of December 31, 2024. The decrease of $33.3 million was primarily due to cash used to fund operations. We expect current financial resources to be sufficient to fund operating expenses and capital expenditures into mid-2026.
●	Research and development expenses were $24.1 million for the three months ended June 30, 2025, as compared to $12.4 million for the three months ended June 30, 2024. The increase of $11.7 million was due to $17.0 million of up-front license fees incurred in connection with the licensing agreement announced June 16, 2025. This fee was partially offset by lower costs related to other programs, lower preclinical development costs and lower personnel-related costs.
●	General and administrative expenses were $3.2 million for the three months ended June 30, 2025, as compared to $4.1 million for the three months ended June 30, 2024. The decrease of $0.9 million was primarily related to lower personnel costs and lower insurance costs.
●	Net loss was $26.8 million for the three months ended June 30, 2025, as compared to a net loss of $15.4 million for the three months ended June 30, 2024 as the $17.0 million up-front license fee was partially offset by lower other research and development costs and lower general and administrative costs as described above.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company that is focused on advancing innovative medicines that treat cancer patients that do not respond to, or have disease progression on, current therapies, through the use of targeted therapies including antibody-drug conjugates. We focus on advancing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells, including in the tumor microenvironment, and the role each interaction plays in a biologic response. Please visit www.nextcure.com for more information.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to funding for our operations, objectives and expectations for our business, operations and financial performance and condition, including the progress and results of clinical trials, development plans and upcoming milestones regarding our therapies. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “should,” “due,” “estimate,” “expect,” “intend,” “hope,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “target,” “towards,” “forward,” “later,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.

Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: positive results in preclinical studies may not be predictive of the results of clinical trials; NextCure’s limited operating history and not having any products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need and ability to obtain additional financing on acceptable terms or at all; risks related to clinical development, marketing approval and commercialization; NextCure’s ability to maintain listing of its common stock on the Nasdaq Global Select Market; and NextCure’s dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K and in NextCure’s other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

Selected Financial Information

Selected Statement of Operations Items:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
Operating expenses:
Research and development	$24,091	$12,418	$31,987	$23,816
General and administrative	3,201	4,076	6,927	8,440
Restructuring and asset impairment	-	-	-	2,542
Loss from operations	(27,292)	(16,494)	(38,914)	(34,798)
Other income, net	484	1,090	1,130	2,287
Net loss	$(26,808)	$(15,404)	$(37,784)	$(32,511)
Net loss per common share - basic and diluted	$(11.29)	$(6.61)	$(16.05)	$(13.96)
Weighted-average shares outstanding - basic and diluted	2,374,729	2,331,062	2,354,425	2,328,157

Selected Balance Sheet Items:
			June 30,	December 31,
(in thousands)			2025	2024
Cash, cash equivalents, and marketable securities			$35,308	$68,621
Total assets			$47,689	$80,860
Accounts payable and accrued liabilities			$10,781	$9,574
Total stockholders' equity			$29,646	$65,472

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com